Exhibit 99.1

Marchex Acquires IndustryBrains, a Provider of Highly Targeted Online Traffic

and Contextual Advertising Solutions

SEATTLE, WA - July 27, 2005 - Marchex, Inc. (NASDAQ: MCHX, MCHXP) today announced that it has acquired IndustryBrains, Inc. (www.industrybrains.com) for $30.6 million, plus transaction costs, consisting of $15.6 million in cash and $15 million in stock (valued based on a 30-day trailing average). $2.8 million of the stock issuable to the employee shareholders of IndustryBrains who will join Marchex is subject to vesting over two-and-one-half years from closing. The acquisition is effective immediately.

Based in New York City, IndustryBrains is a leader in monetizing vertical and brand-name Web sites through contextual advertising solutions. IndustryBrains has built a platform of high-quality traffic by leveraging its proprietary technology to offer a site-specific approach to contextual advertising under a business model that combines bid-for-placement and relevancy. This approach has allowed IndustryBrains to create relationships with more than 100 vertically-focused and brand-name online publishers, such as USATODAY.com, BusinessWeek Online, The Motley Fool, Travel + Leisure, Forbes.com and the Ziff Davis online properties; as well as a large base of premier advertisers.

A site-specific approach means that IndustryBrains focuses on selling advertising placement on specialized vertical and branded Web sites, and on specific sections of a Web site, as opposed to a network approach in which advertisers cannot specify the sites on which they appear. For specialized vertical or branded Web sites, which typically command premium rates for their advertising space due to their high-quality targeted online user traffic, a site-specific approach to contextual advertising allows them to appropriately monetize the value of their own brand and traffic. For advertisers, a site-specific approach improves transparency, relevancy, and return-on-investment (ROI) by: (i) allowing advertisers to target which Web sites and specific sections within a Web site their text-based listings will appear (e.g., Forbes.com home page and/or Forbes.com Technology section); and (ii) ranking advertiser listings under an algorithm that factors in both price and relevancy. Marchex believes these elements lead to revenue-per-click rates that are relatively high compared to industry averages.

IndustryBrains offers online publishers site-specific contextual advertising solutions on a direct basis or under a private label. The private label system offers online publishers the flexibility to provide their own advertisers the option to bid for placement on the publishers’ branded Web sites. In this case, online publishers still retain the option to receive IndustryBrains’ advertiser listings, in addition to their own. IndustryBrains also offers its online publishers support for Web search functionality by displaying relevant advertiser listings in response to a user search query.

“The acquisition of IndustryBrains is an important development for Marchex and specifically continues our focus on adding high-quality traffic sources to Marchex’s distribution network and on leveraging technology solutions to help our advertisers efficiently acquire customers online,” said Peter Christothoulou, Marchex Chief Strategy Officer.

“We are excited to be joining forces with Marchex and look forward to building upon our combined areas of strength and opportunity, all while continuing to deliver the high levels of performance that our partners and customers have come to expect,” said Erik Matlick, IndustryBrains CEO.

Following are highlights of IndustryBrains’ business focus and progress:

•	Proprietary technology facilitates site-specific approach to contextual marketing: IndustryBrains’ proprietary technology platform enables the company to sell advertisers placement on specialized vertical and branded Web sites, and even on specific sections of a Web site.

•	Critical mass of targeted online user traffic: According to IndustryBrains, its network of online publishers displays IndustryBrains’ advertiser listings on approximately 1 billion page views per quarter.

•	Category coverage: IndustryBrains currently covers 11 vertical markets including: Information Technology, Business & Finance, Travel, Human Resources, and Home & Living, among others.

•	High monetization rates: Marchex believes that IndustryBrains’ gross average revenue-per-click rates are relatively high compared to industry averages. For example, the following vertical categories maintain the following minimum per-click rates for advertisers: Information Technology minimum per-click price of $0.25 to $2.00 (depending on the specific sub-category); Business & Finance minimum per-click price of $0.50 to $2.00; Human Resources minimum per-click price of $1.00 to $3.00; and Travel minimum per-click price of $0.50.

•	Flexible products for online publishers: IndustryBrains offers a private label alternative for online publishers who want to offer their own advertisers the option to bid for placement on their branded Web sites.

•	Revenue and financial results: According to IndustryBrains, preliminary calendar 2004 estimates indicate that IndustryBrains generated $6 million to $7 million in revenue, excluding the impact of inter-company revenues, and approximately $0.9 million to $1.1 million in operating income before amortization.

Marchex Strategic Benefits:

Following are highlights of certain potential strategic benefits for Marchex:

•	The acquisition of IndustryBrains provides Marchex an additional critical mass of targeted, high-quality traffic, along with additional brand-name advertisers.

•	IndustryBrains’ advertisers, who buy site-specific placement on vertical and branded Web sites, could potentially opt for inclusion on Marchex’s vertical direct navigation Web sites.

•	IndustryBrains’ products and relationships round out Marchex’s existing distribution channels, as Marchex advertisers will now have the flexibility to place their listings at the following online transaction points: vertical and branded Web sites, search engines, comparison shopping engines and direct navigation Web sites.

•	Marchex’s advertisers will have access to IndustryBrains’ high-quality vertical and brand-name distribution network and IndustryBrains’ advertisers will have access to Marchex’s search engine marketing solutions, including paid listings, feed management, and search engine optimization products.

•	IndustryBrains’ contextual solutions may be of interest to Marchex’s existing distribution partners or other strategic partners.

Marchex Updated Financial Guidance:

Resulting from this acquisition, Marchex is updating its 2005 financial guidance as follows:

•	Revenue contribution from IndustryBrains for the remainder of 2005 (July 27 to December 31) is anticipated to be $4 million or more. Based on this incremental contribution, Marchex is revising its guidance for 2005 revenue to $90 million or more from its previous guidance of $86 million or more.

•	Marchex intends to increase IndustryBrains’ short- and intermediate-term investments in administrative, technology and development, sales and business development efforts. The anticipated cost increases translate to IndustryBrains adjusted operating income before amortization margins of 8% to 10% for the balance of 2005. Marchex’s long-term target for IndustryBrains adjusted operating income before amortization margin is more than 20%.

•	Marchex previously provided 2005 adjusted operating income before amortization margin guidance of 28% or more. When factoring in the 2005 partial year anticipated revenue contributions from IndustryBrains at adjusted operating income before amortization margins of 8% to 10% and potential contributions of growth from different parts of Marchex and IndustryBrains, Marchex is updating its 2005 adjusted operating income before amortization margin to a range of 26% to 28% or more. Marchex is reiterating its long-term target of adjusted operating income before amortization margin of 30% or more.

About Marchex, Inc.:

Marchex (www.marchex.com) is an online technology company that helps merchants sell through search. The company is focused on search engine and contextual marketing, local search, and direct navigation. Marchex’s platform of integrated performance-based advertising and search marketing services enables merchants to efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web properties.

Forward looking statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding this acquisition, our strategy, future operations, future financial position, future revenues, future adjusted operating income margins, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

Investor Relations:

Trevor Caldwell

VP of Investor Relations & Strategic Initiatives

Marchex, Inc.

206-331-3316

tcaldwell@marchex.com

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